Exhibit 99.1

Sino Fortune Holding Corp. Announces Name Change

SHANGHAI, China, September 29, 2017 /PRNewswire/ -- Sino Fortune Holding Corporation (OTCQB: SFHD) (“Sino Fortune” or the “Company”), a leading online financial credit facility solution provider servicing SME and individual borrowers in China, today announced the change of its corporate name from Sino Fortune Holding Corporation to Hui Ying Financial Holdings Corporation (“Hui Ying”), effective September 29, 2017. The name change has been approved by the Board of Directors of the Company and is pending FINRA approval.

The name change does not affect the rights of the Company’s security holders with common shares continuing to be quoted on the OTCQB. Following the name change, the stock certificates reflecting prior corporate name will continue to be valid. Certificates reflecting the new corporate name will be issued in due course as old stock certificates are tendered for exchange or transfer to our transfer agent.

About Hui Ying Financial Holdings Corporation

Hui Ying Financial Holdings Corporation, previously known as Sino Fortune Holding Corporation, is a leading online financial credit facility solution provider servicing under-served SME and individual borrowers in China. Through operating an electronic online financial platform, www.hyjf.com, the Company matches investors with SME and individual borrowers in China. The Company also sets aside risk reserve funds with the aim of limiting losses to investors from borrower defaults. In addition, the company provides investors with access to a liquid secondary market, giving them an opportunity to exit their investments before the underlying loans become due. For more information, please visit: ir.hyjf.com.

Forward-Looking Statements

This press release may contain projections or other forward-looking statements regarding future events or our future financial performance. All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

For investors and media inquiries please contact:

At the Company:
Ede Yang
Email: ir@hyjf.com

Investor Relations:
Tony Tian, CFA
Weitian Group LLC
Email: tony.tian@weitian-ir.com
Phone: +1-732-910-9692